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                                                                     Exhibit 8.1


                                           , 200


Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304

Ladies and Gentlemen:

         We have acted as counsel to Hewlett-Packard Company, a Delaware corporation ("HP"), in connection with the preparation and execution of the Offer Agreement (the "Agreement"), dated as of September 6, 2001, by and among HP and Indigo N.V., a corporation organized under the laws of the Netherlands ("Indigo"). Pursuant to the Agreement, a newly-formed wholly-owned indirect subsidiary of HP ("Subsidiary") will offer to acquire all of the outstanding common shares of Indigo in exchange for either shares of HP common stock or a combination of shares of HP common stock and contingent value rights entitling the holder to a contingent cash payment from Subsidiary upon the achievement of certain milestones (the "Exchange Offer"). The Exchange Offer and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of HP, which includes the Prospectus relating to the Exchange Offer (the "Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

         In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Exchange Offer will be consummated in the manner contemplated by the Prospectus and in accordance with the provisions of the Agreement, (ii) the truth and accuracy of all facts, statements, covenants, representations and warranties contained in any of the documents referred to herein (including, without limitation, the Agreement and the Registration Statement) or otherwise made to us, and (iii) that Indigo is not a "passive foreign investment company" for United States federal income tax purposes.

         Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Special Factors-- United States Federal Income Tax Consequences of the Exchange Offer," subject to the limitations and qualifications described therein, accurately sets forth the material United States federal income tax consequences of the Exchange Offer. Because this opinion is being delivered prior to the closing of the Exchange Offer, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Exchange Offer or that contrary positions may not be taken by the Internal Revenue Service.

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Hewlett-Packard Company
           , 200
Page 2

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as
Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Exchange Offer, including the Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,


                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation